UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2007

THERMA-WAVE, INC.
(Exact name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26911 (Commission File Number)	94-3000561 (IRS Employer Identification No.)
1250 Reliance Way
Fremont, California 94539
(Address of principal executive offices)
Registrant’s telephone number, including area code: (510) 668-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURE
EXHIBIT TABLE
EXHIBIT 4.2

Explanatory Note
This Form 8-K/A is being filed to amend the Form 8-K (the “Form 8-K”) filed by Therma-Wave, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on January 8, 2007 to correct errors on Annex I of the Tender and Support Agreement (as defined below), which is attached to the Form 8-K as Exhibit 4.1.
ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On January 8, 2007, the Company filed the Form 8-K under Items 1.01, 5.02, 7.01 and 9.01 to report, among other things, that each of the directors and executive officers of the Company and the holders of the Company’s Series B Convertible Preferred Stock (collectively, the “Tender Agreement Stockholders”), in their respective capacities as stockholders of the Company, entered into a Tender and Support Agreement, effective as of January 7, 2007 (the “Tender and Support Agreement”), with KLA-Tencor, a Delaware corporation (“KLA-Tencor”), Fenway Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of KLA-Tencor (“Merger Subsidiary”), and the Company. On February 7, 2007, the Tender Agreement Stockholders, KLA-Tencor, Merger Subsidiary and the Company amended the Tender and Support Agreement pursuant to an Amendment No. 1 to Tender and Support Agreement (the “Amendment”) to correct errors on Annex I to the Tender and Support Agreement. The Amendment is attached to this Form 8-K/A as Exhibit 4.2 and is incorporated by reference herein in its entirety.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d)          Exhibits.

Exhibit
Number	Description
4.2	Amendment No. 1 to Tender and Support Agreement, dated February 7, 2007, by and among KLA-Tencor Corporation, Fenway Acquisition Corporation, Therma-Wave, Inc., the directors and executive officers of Therma-Wave, Inc. and the holders of Series B Convertible Preferred Stock of Therma-Wave, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2007	THERMA-WAVE, INC.
/s/ Joseph J. Passarello
	Name:	Joseph J. Passarello
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT TABLE

Exhibit
Number	Description
4.2	Amendment No. 1 to Tender and Support Agreement, dated February 7, 2007, by and among KLA-Tencor Corporation, Fenway Acquisition Corporation, Therma-Wave, Inc., the directors and executive officers of Therma-Wave, Inc. and the holders of Series B Convertible Preferred Stock of Therma-Wave, Inc.